Exhibit 10.90

                                 LOAN AGREEMENT

THIS AGREEMENT, is made as of the 29th day of March, 2001, by and among GreenMan Technologies of Minnesota, Inc., a Minnesota corporation (the "Borrower"), and Bremer Business Finance Corporation, a Minnesota corporation (the "Lender").

                                   WITNESSETH:

WHEREAS, the Borrower has requested the Lender to extend a real estate loan in the original principal amount of Nine Hundred Fifty Thousand and 00/100 Dollars ($950,000.00) to provide financing in connection with property located at 12498 Wyoming Avenue South, Savage, Minnesota 55378 (the "Project"); and

WHEREAS, the Lender is willing and prepared to extend such a real estate loan to the Borrower upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. REAL ESTATE LOAN. On the date hereof, the Lender has made a real estate loan to the Borrower in the original principal amount of Nine Hundred Fifty Thousand and 00/100 Dollars ($950,000.00) (the "Loan").

2. REAL ESTATE NOTE. The obligation of the Borrower to repay the Loan is evidenced by that certain Real Estate Note of even date herewith executed by the Borrower in the original principal amount of Nine Hundred Fifty Thousand and 00/100 Dollars ($950,000.00) and payable to the order of the Lender (the "Note").

3. MORTGAGE. As a condition precedent to the making by the Lender of the Loan, the Borrower has executed and delivered to the Lender that certain Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents of even date herewith (the "Mortgage") pursuant to which the Borrower has granted a first mortgage lien and first security interest in and to, and a first assignment of leases and rents with respect to, the Project.

4. ENVIRONMENTAL AND ADA INDEMNIFICATION. Also as a condition precedent to the making by the Lender of the Loan, the Borrower has executed and delivered to the Lender that certain Environmental and ADA Indemnification Agreement (the "Indemnification") of even date herewith.

5. GUARANTY. Also as a condition precedent to the making by the Lender of the Loan, GreenMan Technologies, Inc., a Delaware corporation ("Guarantor"), has executed and delivered to the Lender that certain Corporate Guaranty (the "Guaranty") of even date herewith.
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6.    ADDITIONAL CONDITIONS TO LENDING. In addition to the preconditions set forth in Paragraphs 3, 4 and 5 of this Agreement, the obligation of the Lender to make the Loan is subject to the following:

            A. The Borrower Documents, shall be duly executed and delivered by the Borrower.

            B. Borrower and Guarantor shall provide the Lender with copies of their organizational documents including Certificates of Good Standing of the Borrower and the Guarantor, duly issued by the Secretary of State of the State of Minnesota, and the State of Delaware, respectively, copies of the Borrower's and Guarantor's Articles of Incorporation, bylaws and any buy-sell agreements, copies of the resolutions of both the Borrower and Guarantor, authorizing the execution, delivery and performance of the Borrower Documents, and the Guaranty, duly certified by an officer thereof.

            C. an Opinion of Counsel for the Borrower and the Guarantor dated as of the date of this Agreement and acceptable in form and substance to the Lender.

            D. The title documents, each of which shall be acceptable to the Lender including (i) a fully paid mortgage's title insurance policy issued by American Land Title Insurance Company in the amount equal to the Loan insuring the Mortgage as a first lien on a good and marketable fee simple title to the Project, subject only to "Permitted Encumbrances" (as that term is defined in the Mortgage) and, without limiting the generality of the foregoing, insuring the mortgage against claims for mechanic liens, right of parties in possession and matters which would be disclosed by comprehensive survey and containing judgment, tax lien, assessment and bankruptcy searches, a zoning endorsement, comprehensive endorsement and such other endorsements as shall be requested by Lender, along with written evidence of payment of all real estate taxes relating to the land upon which the Project is situated, and all levied and pending assessments relating to the Project (the "Title Documents").

            E. Borrower shall have delivered to a Lender an appraisal reflecting the value of the Project in the amount $1,265,000, which shall be certified to Lender prior to disbursement of the loan proceeds.

7. REPRESENTATIONS. In order to induce the Lender to make the Loan, the Borrower hereby warrants and represents to the Lender as follows:

      A. Authority of Borrower. The Borrower has full power and authority to execute and deliver this Agreement, the Note, the Mortgage, the Security Agreement and the Indemnification, financing statements, along with all other documents and agreements to be executed in connection therewith (collectively, the "Borrower Documents") and to


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

      incur and perform its obligations thereunder; the execution, delivery and performance by the Borrower of the Borrower Documents will not violate any provision of any law, rule, regulation or court order or result in the breach of, constitute a default under, or create or give rise to any lien under, any indenture or other agreement or instrument to which the Borrower is a party or by which the Borrower or its property may be bound or affected.

      B. Enforceability Against the Borrower. Each of the Borrower Documents constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its respective terms (subject, as to enforceability, to limitations resulting from bankruptcy, insolvency and other similar laws affecting creditors' rights generally).

      C. Financial Condition. The financial statements of the Borrower heretofore furnished to the Lender are complete and correct in all material respects and fairly present the financial condition of the Borrower at the date of such statements. Since the most recent set of financial statements delivered by the Borrower to the Lender, there have been no material adverse changes in the financial condition of the Borrower.

      D. Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting either of the Borrower which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), business, properties or assets of either of the Borrower or which would question the validity of the Borrower Documents or any instrument, document or other agreement related hereto or required hereby, or impair the ability of the Borrower to perform their obligations under the foregoing agreements.

      E. Licenses. The Borrower possess adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their business substantially as now conducted and as presently proposed to be conducted.

      F. Default. The Borrower is not in default of a material provision under any agreement, instrument, decree or order to which it is a party or by which it or its property is bound or affected.

      G. Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental authority or any third party is required in connection with the execution and delivery of the Borrower Documents or any of the agreements or instruments herein mentioned relating to the Loan to which the Borrower is a party or the carrying out or performance of any of the transactions required or contemplated hereby or thereby or, if required, such consent, approval, order or authorization has been obtained or such registration, declaration or filing has been accomplished or such notice has been given prior to the date hereof.

      H. Taxes. The Borrower has filed all tax returns required to be filed and either paid all taxes shown thereon to be due, including interest and penalties, which are not being contested in good faith and by appropriate proceedings, or provided adequate reserves for payment thereof, and the Borrower has no information or knowledge of any objections to or claims for additional taxes in respect of federal income or excess profits tax returns for prior years.

      I. Titles, Etc. Borrower has good title to the Project, free and clear of all mortgages, liens and encumbrances, except the Permitted Encumbrances (as described in the Mortgage). The Mortgage constitutes a valid and perfected first mortgage lien on the Project.

      J. Judgments. There are no judgments outstanding or docketed against the Borrower.

      K. Project. The Project and the intended use thereof for the purpose and in the manner contemplated by this Agreement are permitted by and will comply in all material respects with all presently applicable use or other restrictions and requirements in prior conveyances, zoning ordinances and all development, pollution control, water conservation and other laws, regulations, rules and ordinances of the United States and the State of Minnesota and the respective agencies thereof, and the political subdivision in which the Project is located.

      L. Environmental. Except as disclosed in that certain Phase I Environmental Report dated June 2, 1997, and Phase II Assessment dated February, 1998 prepared by Rust Environment & Infrastructure as updated and certified to Lender on March 24, 2001 (collectively, the "Environmental Report") and small amounts of hazardous waste (i.e., batteries, fluorescent bulbs, parts washing solutions, etc) generated and stored pursuant to a Very Small Quantity Generator Hazardous Waste License ("VSQG License"), to the best of its knowledge after due inquiry, no pollutants or other toxic or hazardous waste or substances, including any solid, liquid, gaseous, or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, acids, alkalis, chemicals or waste (including materials to be recycled, reconditioned or reclaimed) (collectively "substances") which is regulated by law, regulation, ordinance or code have existed in, on or under any property of the Borrower, or have been discharged, dispersed, released, stored, treated, generated, disposed of, or allowed to escape (collectively referred to as an "incident") on any property of the Borrower. The Borrower shall not nor shall it permit third parties to cause an incident, shall take reasonable steps to ensure that an incident does not occur, and shall promptly take all appropriate steps to remedy an incident, in compliance with all local, state and federal laws and regulations should an incident occur;

            1. except as disclosed in the Environmental Report, no asbestos or asbestos-containing materials have been installed, used, incorporated into, or disposed of on any of the Borrower's property;

            2. except as disclosed in the Environmental Report, or as contained in electrical transformers owned by Northern States Power or as generated and stored pursuant to the VSQG License, no polychlorinated biphenyls

                  ("PCBs") are located on or in any of the Borrower's property, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device or form;

            3. except as disclosed in the Environmental Report, to the best of its knowledge after due inquiry, no underground storage tanks are located on any of the Borrower's property or were located on the Borrower's property and subsequently removed or filled, except those tanks that have been identified (by size, location, age, substance contained therein, and whether in existence, removed or filled) in writing to the Lender;

            4. except as disclosed in the Environmental Report, no dump, sanitary landfill or gasoline service station are or were located on any of the Borrower's property;

            5. except as disclosed in the Environmental Report, no investigation, administrative order, consent order and agreement, litigation, or settlement (collectively referred to as the "action") including, but not limited to, proceedings or actions commenced by any person (including, but not limited to any federal, state, or local government or agency or entity before any court or administrative agency) with respect to the foregoing hazardous wastes or substances is proposed, threatened, anticipated or in existence with respect to any of the Borrower's property; and

            6. except as disclosed in the Environmental Report, to the best of its knowledge after due inquiry, the Project and the Borrower's operations at the Project always have been and now are in compliance with all applicable federal, state and local statutes, laws and regulations. Except as disclosed in the Environmental Report, no notice has been served on the Borrower from any entity, governmental body, or individual claiming any violation of any law, regulation, ordinance or code, or requiring compliance with any law, regulation, ordinance or code, or demanding payment or contribution for environmental damage or injury to natural resources, or any injury to human health

8. COVENANTS OF THE BORROWER. On and after the date hereof and until the payment in full of the Note, and the performance of all other obligations of the Borrower hereunder, the Borrower agree that, unless the Lender shall otherwise consent in writing:

      A. to keep, perform, enforce and maintain in full force and effect all of the terms, covenants, conditions and requirements of the Borrower Documents, and the Title Documents, not to amend, modify, supplement, terminate, cancel or waive any of the terms, covenants, conditions or requirements of any of said documents without the prior written consent of the Lender;


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

      B. to create, permit to be created or to allow to exist, no liens, charges or encumbrances on the Project (other than "Permitted Encumbrances" (as defined in the Mortgage) and the lien of general real estate taxes and pending and special assessments not yet due and payable) except for such liens, charges and encumbrances which are being diligently contested in good faith by appropriate proceedings and provided that, if requested by the Lender, the Borrower shall have provided to the Lender security satisfactory to the Lender as set forth in Section 1.3 of the Mortgage;

      C. to obtain and maintain, or cause to be obtained and maintained, at all times during the term of the Loan, if applicable (and, from time to time at the request of the Lender, furnish the Lender with proof of payment of premiums on):

            1. comprehensive general liability insurance (including operations, contingent liability, operations of subcontractors, complete operations and contractual liability insurance) in such amount as the Lender may require from time to time (but with coverage of not less than $2,000,000/$1,000,000) and naming the Lender as an additional insured;

            2. hazard insurance, insuring against loss by fire, lightning, vandalism, malicious mischief and other risks customarily covered by a standard extended coverage endorsement, in an amount not less than the Loan Amount or the full insurable value of the Project, whichever is greater, and naming the Lender as mortgagee and loss payee; and

            3. flood insurance, if any of the Land is located in a "flood plain" as defined by the Federal Insurance Administration, in the maximum obtainable amount up to the Loan Amount, naming the Lender as loss payee (unless an appropriate official of the city in which the Land is located states in writing that all of the Land is not located in a "flood plain" as defined by the Federal Insurance Administration);

            such policies of insurance to be in form and content satisfactory to the Lender and to be placed with insurers acceptable to the Lender licensed to transact business in the State of Minnesota and to contain an agreement of the insurer to give not less than thirty
            (30) days' prior written notice to the Lender in the event of cancellation, termination, amendment change or non-renewal of such policy affecting the coverage thereunder; acceptance of such insurance policies not to bar the Lender from requiring additional insurance (either in type or amount) at a later date which it reasonably deems necessary;

      D. to give immediate notice to the Lender after the Borrower has knowledge of the occurrence of an Event of Default, or an event which with the giving of notice or lapse of time or both would constitute an Event of Default, a statement signed by the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken, is taking or proposes to take to correct the same;


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

      E. to pay and discharge all real estate taxes prior to the attachment of penalties with respect thereto and installments of special assessments payable therewith, and insurance premiums with respect to the insurance required to be maintained by the Borrower under the terms of any of the Borrower Documents, and utility charges incurred by the Borrower prior to or during the term of this Agreement, except if such taxes, assessments or premiums are being contested in good faith by appropriate proceedings and provided that, if requested by the Lender, the Borrower shall have deposited into escrow with the Lender an amount equal to such taxes, assessments or premiums plus penalties accrued thereon;

      F. to cause to be prepared financial statements of the Borrower and the Guarantor as follows:

            1. as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower annual financial statements of the Borrower (balance sheet, statement of income, and statement of changes in financial position) for such year, all in reasonable detail and audited by independent certified public accountants selected by the Borrower and acceptable to the Lender in accordance with generally accepted accounting principles, consistently applied, which statement shall also be accompanied by a certificate signed by an officer of the Borrower in the form attached hereto as Exhibit A;

            2. as soon as available and in any event within one-hundred twenty (120) days after the end of each fiscal year, annual financial statements of the Guarantor (balance sheet, statement of income, and statement of cash flow) on a combined and combining basis, all in reasonable detail and prepared and audited by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Lender to the effect that the same have been prepared in accordance with generally accepted accounting principles, consistently applied, which statement shall also be accompanied by a certificate signed by an officer of such entity;

            3. on or before December 15 of each year or within thirty (30) days after the filing of their tax returns, financial statements and copies of the tax returns of the Borrower and the Guarantor;

            4. monthly internally prepared financial statements as soon as available, and in any event within thirty (30) days after the end of each month;

            5. from time to time, with reasonable promptness, such further information regarding the business, operations, affairs and financial and other condition of the Borrower as the Lender may request.


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

      G. to promptly give notice in writing to the Lender of any and all litigation involving the Borrower where the amount in dispute exceeds $50,000 and is not covered by insurance, and of any and all litigation if the aggregate amount in dispute in connection with such litigation exceeds $50,000 and is not covered by insurance, and of any and all material proceedings commenced against the Borrower by or before any court or governmental or regulatory agency;

      H. to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which would materially and adversely affect the business or credit of the Borrower, except where diligently contested in good faith and by proper proceedings;

      I. that the Borrower shall not enter into any tenant leases for leased space within the Project without the prior written consent of the Lender;

      J. to preserve and maintain all of the Borrower's rights, privileges and permits or licenses necessary or desirable in the normal conduct of the Borrower's business; and not to suspend business operations or convey, transfer, encumber or pledge any of the property or assets that are secured by the Mortgage;

      K. to keep all of the assets and properties necessary in the Borrower's business, in good working order and condition, ordinary wear and tear excepted;

      L. to obtain all necessary and convenient state, federal, local and private clearances, authorizations, permits and licenses with respect to the business operations of the Borrower, including, without limitation, any export and other trade licenses or permits required by law for the present or future business operations of the Borrower; and

      M. except for those guaranties and obligations existing as of the date hereof and disclosed on the attached Schedule 9.M, or otherwise in the ordinary course of Borrower's business, the Borrower shall not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable (directly or indirectly, absolutely or contingently) in connection with the obligations of any other person, firm or corporation, nor shall the Borrower make or permit to exist any loans or advances by the Borrower to, or purchase or otherwise acquire all or any substantial part of the assets of, or any shares of stock or similar interest in, any other person, corporation or entity; provided, however, loans or advances by and between the Borrower and the Guarantor shall be permitted and shall not require advance consent of the Lender;

      N. not to undertake or permit without prior written approval of the Lender any other or additional construction on the Project site that is the subject of the Mortgage;

      O. the Borrower shall immediately notify the Lender of any termination of its license and permits issued by any governmental or regulatory authorities that are necessary to run its business operation.


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

      P. Borrower shall not permit, as at the end of each fiscal quarter, the Debt Service Coverage Ratio to be less than 1.25 to 1.00. For purposes of this provision "Debt Service Coverage Ratio" means, as at the end of any fiscal quarter for the three month fiscal quarter ending on such date (i.e. the last day of September, December, March and June) for Borrower, the ratio whose numerator is EBITDA, minus non-financed capital expenditures, minus cash taxes, and whose denominator is interest payments, plus the current maturities of long-term debt, plus the current portion of capital leases. "EBITDA" means, in any fiscal period, Borrower's net income for net loss (other than extraordinary or non-recurring gains of Borrower for such period), plus (i) the amount of all interest expense, income tax expense, depreciation expense and amortization expense of Borrower for such period, and plus or minis (as the case may be) (ii) any other non-cash charges which have been added or subtracted, as the case may be, in calculating Borrower's net income for such period.

9. Event of Default Defined. As used herein, the term "Event of Default" shall mean and include each or all of the following events:

      A. the Borrower or Guarantor shall fail to pay, when due, any amounts required to be paid by the Borrower under the Note, or any other indebtedness of the Borrower or Guarantor to the Lender, or the Borrower or the Guarantor shall otherwise be in default under the terms of any or indebtedness to any third party lender and such default is not cured within the applicable cure period or the third party lender has not otherwise waived the default;

      B. the Borrower or Guarantor shall fail to observe or perform any of their respective covenants, conditions or agreements to be observed or performed by either of them under the Borrower Documents, the Guaranty or any other credit or similar agreement between the Borrower and the Lender or the Guaranty for a period of five (5) days after written notice, specifying such default and requesting that it be remedied, given to such party by the Lender, unless the Lender shall agree in writing to an extension of such time prior to its expiration, or for such longer period as may be reasonably necessary to remedy such default (other than defaults which can be cured by a money payment) provided that such party is proceeding with reasonable diligence to remedy the same;

      C. the Borrower or Guarantor shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future state or federal bankruptcy act or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of its or his creditors, or shall be unable to pay its debts generally as they become due; or if a petition or answer proposing the adjudication of the Borrower or Guarantor as a bankrupt or its reorganization under any present or future state or federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within forty-five (45) days after the filing thereof; or if a receiver, trustee or liquidator of the Borrower or any Guarantor or of all or substantially all of the assets of the Borrower or


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

      Guarantor or of the Project shall be appointed in any proceeding brought against the Borrower or Guarantor and shall not be discharged within ninety (90) days of such appointment; or if the Borrower or Guarantor shall consent to or acquiesce in such appointment; or if any property of the Borrower or Guarantor (including, without limitation, the estate or interest of the Borrower in the Project or any part thereof) shall be levied upon or attached in any proceeding;

      D. final judgment(s) for the payment of money in excess of $100,000, individually or in the aggregate, shall be rendered against the Borrower or the Guarantor and shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed;

      E. the Borrower or Guarantor shall be or become insolvent (whether in the equity or bankruptcy sense);

      F. any representation or warranty made by the Borrower or Guarantor in the Borrower Documents or by any Guarantor in the Guaranty shall prove to be untrue or misleading in any material respect, or any statement, certificate or report furnished hereunder or under any of the foregoing documents by or on behalf of the Borrower or Guarantor shall prove to be untrue or misleading in any material respect on the date when the facts set forth and recited therein are stated or certified;

      G. any material adverse change in the financial condition of the Borrower or Guarantor which, in the reasonable opinion of the Lender, increases its risk with respect to the Note;

      H. the Borrower or Guarantor shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the prior written consent of the Lender;

      I. except as otherwise provided in the Mortgage, the Borrower or the Guarantor shall fail to pay, withhold, collect or omit any tax or tax deficiency when assessed or due (other than any tax or tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued;

      J. any property of the Borrower or of the Guarantor shall be garnished, levied upon or attached in any proceeding and such garnishment or attachment shall remain undischarged for a period of thirty (30) days during which execution has not been effectively stayed;

      K. the Project is condemned, destroyed or damaged to any material extent, whether or not the same is covered by insurance and the Lender has the right to apply the proceeds of such insurance or condemnation award as a prepayment of the Note pursuant to Section 2.02 or 2.03 of the Mortgage; or


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

      L. the Borrower sells, leases, assigns, transfers or otherwise disposes of the Project.

10. NOTICES. All notices, consents, requests, demands and other communications hereunder shall be given to or made upon the respective parties hereto at their respective addresses specified below or, as to any party, at such other address as may be designated by it in a written notice to the other party. All notices, requests, consents and demands hereunder shall be effective when personally delivered or duly deposited in the United States mails, certified or registered, postage prepaid, or delivered to the telegraph company, addressed as aforesaid.

      IF TO THE LENDER:
      Bremer Business Finance Corporation
      445 Minnesota Street, 21st Floor
      St. Paul, MN 55101
      Attn:  Jennifer L. Senecal

      IF TO THE BORROWER:
      GreenMan Technologies of Minnesota, Inc.
      12498 Wyoming Avenue South
      Savage, MN 55378
      Attn: Charles Coppa, Treasurer

      WITH A COPY TO:
      Beth Gerstein Timm, Esq.
      Winthrop & Weinstine, P.A.
      3000 Dain Rauscher Plaza
      60 South Sixth Street
      Minneapolis, MN 55402

11.   MISCELLANEOUS.

      A. Waivers, etc. No failure on the part of the Lender to exercise, and no delay in exercising, any right or remedy hereunder or under applicable law or any document or agreement related hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      B. Expenses. The Borrower shall reimburse the Lender for any and all costs and expenses, including without limitation reasonable attorneys' fees, paid or incurred by the Lender in connection with (i) the preparation of this Agreement, the Note, the Mortgage, the Guaranty, the Indemnification, the Security Agreement and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, which amount shall be paid prior to the making of any advance hereunder; (ii) the negotiation of any amendments, modifications or extensions to any of the foregoing documents, instruments or agreements and the preparation of any and all documents necessary or desirable to effect such amendments, modifications or extensions; and (iii) the enforcement by the Lender during the term hereof or thereafter of any of the rights or remedies of the Lender under any of the foregoing documents, instruments or agreements under applicable law, whether or not suit is filed with respect thereto.

      C. Amendments, etc. This Agreement and the Note may not be amended or modified, nor may any of their terms (including without limitation, terms affecting the maturity of or rate of interest on the Note) be modified or waived, except by written instruments signed by the Lender and the Borrower.

      D. Successors. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that the Borrower may not transfer or assign their right to borrow hereunder without the prior written consent of the Lender.

      E. Offsets. Nothing in this Agreement shall be deemed a waiver or prohibition of the Lender's right of banker's lien, offset, or counterclaim, which right the Borrower hereby grant to the Lender.

      F. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      G. Governing Law. This Agreement, the Note and all other agreements related hereto, shall be construed in accordance with and governed by the laws of the State of Minnesota without giving effect to the choice of law provisions thereof.

      H. Headings. The descriptive headings for the several sections of this Agreement are inserted for convenience only and shall not define or limit any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                            BORROWER:
                                            GREENMAN TECHNOLOGIES
                                            OF MINNESOTA, INC.

                                                /s/ Robert H. Davis
                                            ------------------------------------
                                            By:  Robert H. Davis
                                                 -------------------------------
                                            Its: President
                                                 -------------------------------

                                            LENDER:
                                            BREMER BUSINESS FINANCE
                                            CORPORATION

                                            ------------------------------------
                                            By:
                                                 -------------------------------
                                            Its:
                                                 -------------------------------

                                    EXHIBIT A

               (Form of Certificate Certifying Financial Records)

The undersigned hereby certifies to Bremer Business Finance Corporation ("Lender"), that:

      (i) the financial statement(s) attached hereto are complete and correct in all material respects and fairly present the financial condition of GreenMan Technologies of Minnesota, Inc., a Minnesota corporation (the "Borrower") and the "Project" (as those terms are defined in that certain term loan agreement ("Loan Agreement") dated as of ____________, 2001 by and between the Borrower and the Lender) as of the date of said financial statement(s), including all guaranty and other contingent obligations of the Borrower;

      (ii) except as set forth on Exhibit A attached hereto (if any), no "Event of Default" (as that term is defined in the Loan Agreement) has occurred and is continuing as of the date hereof which has not been waived by the Lender, and no event has occurred and is continuing as of the date hereof which with notice or lapse of time or both would constitute an Event of Default, or, if such an event has occurred and is continuing, the steps which the Borrower has taken, is taking or proposes to take to correct the same are specified in said Exhibit A; and

      (iii) the warranties, representations and covenants of the Borrower set forth and contained in the Loan Agreement and the documents related thereto are true and correct in all material respects as of the date hereof.

IN WITNESS WHEREOF, the undersigned has signed and delivered this Certificate to the Lender as of the _____ day of ___________, 200____.

                                       GreenMan Technologies of Minnesota, Inc., a Minnesota corporation

                                       By:
                                           -------------------------------------

                                           -------------------------------------
                                           Its:
                                                --------------------------------

                                   Schedule 9M

                                   GUARANTIES

Borrower is also a co-borrower, jointly and severally liable, with GreenMan Technologies of Georgia, Inc. for the loans extended to Borrower and co-borrower as identified and set forth in that certain Loan Agreement dated January 31, 2001, naming Coast Business Credit as lender, and Borrower and GreenMan Technologies of Georgia, Inc. as co-borrowers.


                                      -15-